Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contacts Investors: Jim Zeumer (248) 433-4502 Email: jim.zeumer@pultegroup.com Media: Travis Parman (248) 433-4533 Email: travis.parman@pultegroup.com

PULTEGROUP TERMINATES REVOLVING CREDIT FACILITY

Company Cites its Ample Liquidity and Cost Saving Opportunity

Bloomfield Hills, Mich., March 25, 2011 – PulteGroup, Inc. (NYSE: PHM) announced today its decision to terminate the Company’s $250 million revolving credit facility effective March 30, 2011. The Company will realize a charge of approximately $1.3 million associated with this action which will be recorded in its first quarter financial results.

“Over the past 36 months, PulteGroup has paid down more than $3.1 billion of senior debt and other bond obligations,” said Roger A. Cregg, Executive Vice President and CFO. “With $1.5 billion in cash on our balance sheet at year end, we have ample liquidity to fund current operations and near-term growth opportunities. We would expect to replace the facility in the next 12 to 18 months, but see this action as a way to further reduce operating costs.”

Forward-Looking Statements

This press release includes “forward-looking statements.” These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; continued volatility in, and potential further deterioration of, the debt and equity markets; competition within the industries in which PulteGroup operates; the availability and cost of land and other raw materials used by PulteGroup in its homebuilding operations; the availability and cost of insurance covering risks associated with PulteGroup’s businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans; the interpretation of or changes to tax, labor and environmental laws; economic changes nationally or in PulteGroup’s local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See PulteGroup’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses.

About PulteGroup

PulteGroup, Inc. (NYSE: PHM) based in Bloomfield Hills, Mich., is America’s premier home building company with operations in 67 markets, 29 states and the District of Columbia. The Company has an unmatched capacity to meet the needs of all buyer segments through its brand portfolio that includes Pulte Homes, Centex and Del Webb. As the most awarded homebuilder in customer satisfaction, the brands of PulteGroup have consistently ranked among the nation’s top homebuilders as surveyed by third-party, independent national customer satisfaction studies.

For more information about PulteGroup, Inc. and PulteGroup brands, see www.pultegroupinc.com; www.pulte.com; www.centex.com; www.delwebb.com

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